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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 16, 2009 (except for Note 19, as to which the date is January 29, 2010) with respect to the financial statements of The Penn Traffic Company included in the Registration Statement on Form S-1 and related Prospectus of Tops Holding Corporation for the registration of $350,000,000 of its 10.125% Senior Secured Notes due 2015.

/s/ EisnerAmper LLP (formerly Eisner LLP)

New York, New York
October 11, 2010

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM